Exhibit 10.1

EARTH GEN-BIOFUEL INC.

FARM COOPERATIVE AGREEMENT

THIS FARMER COOPERATIVE AGREEMENT ("Agreement"), made and entered into as of this 14th day of February, 2014, by and between Earth Gen Biofuel Inc. or its assigns o affiliates, (referred to herein as "Earth Gen") and Nongpa Chang located at Saysavang Village, District of Saythany, Vientiane Prefecture, Lao PDR.

___________________ is the owner of the land described in this agreement and is referred to in this agreement as “Owner” or “Leaser”.

Furthermore, This agreement permits Earth Gen Biofuel Inc., its assigns or affiliates (referred to as Lessee”) the exclusive use of the land owned by Leaser for the purpose of planting castor beans and all associated activity for the planning, cultivation, harvesting, processing and being in the business of castor bean farming.

The land base consisted of the following locations and hectares.

1) _________________	_____hectares
2) _________________	_____hectares
3) _________________	_____hectares

TOTAL __________________	_____hectares

I. GENERAL PROVISIONS

1.1 Business Purpose. The business of the Castor Bean Farm shall be to plant and grow castor beans (designated scientific name as ricinus communis) on the land described above under the direction and protocol set up by Earth Gen, and with the general requirements for the cultivation of the castor beans supplied by Lessee.

1.2 Term of the Agreement. This Castor Bean Farm Agreement shall commence on the date first above written and shall continue in existence for a period of twelve (12) years with another twelve (12) years option to renew.

II. GENERAL DEFINITIONS

The following are the general definitions of terms utilized in this Agreement:

2.1 Affiliate. An Affiliate of an entity is a person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such entity.

2.2 Capital Contribution(s). The capital contribution to the Castor Bean Farm Cooperative actually made by the parties, including property, cash, equipment, technical assistance, other items or additional contributions made.

III. OBLIGATIONS OF THE PARTIES

3.1 Earth Gen shall be responsible for supervising the operations of the Castor bean Farm including marketing the harvested Castor Beans, and managing all logistics, material handling, cultivation, planting, maintenance and all import and export activities.

Exhibit 10.1

Earth Gen Biofuel ______ Hectare Lease Agreement

3.2 Earth Gen will be responsible to provide the Castor Bean seeds best suited to the soil, weather, and other environmental elements that might effects the cultivation of the Castor Bean crop.

3.3 Earth Gen will also advise on the need and use of any required fertilizer or pesticides needed to support the cultivation of the Castor Bean crop.

3.4 Earth Gen will provide seeds, machinery, irrigation system and maintenance the existing road for planting and expansion on the Farm Property described in the agreement. The supply of replacement seeds for replanting or use on other property controlled by the Farm that is the subject of this Agreement will be provided based on a written agreement approved by Earth Gen.

3.5 Based on the terms of this Castor Bean Cooperative Farm Agreement and the consideration of materials, supplies, seeds, equipment, marketing, materials handling technical assistance and other items supplied by Earth Gen, Earth Gen has the exclusive right to own all Castor Beans grown on the property described in this agreement under the Terms and conditions listed below.

3.6 Earth Gen shall immediately begin the development to complete either partially or wholly of the three locations no later than 2014. Earth Gen shall responsible for property tax payment during the period of this Agreement.

3.7 Earth Gen is entering into this Lease Agreement with mutual understanding that the land has, water availability, transportation accessibility, farmhouse, a cow barn and soil conditions are within reasonable limits for the economic cultivation of castor beans, however, all requirements, approvals and others that are not known to Leaser shall be the sole responsibility of the Lessee and the land shall be leased as is.

3.8 Assignments and Encumbrances:

Neither party shall assign or transfer any of its rights or obligations pursuant to this Agreement without the prior written consent of the other party. In the event that either party decided to sell, transfer or encumber any part of it interest, they shall provide the other party with at least three (3) month notice in writing, and the new owner or occupier shall automatically be subject to this contract, unless agreed otherwise by the buyer and the remaining party.

3.9 Successors:

This Agreement shall be binding upon and inure to the benefit of both parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

IV. PRICES AND PAYMENTS

4.1 Commencing on the date hereof and ending on the termination of this Agreement, Earth Gen pay Leaser a fee of ________U.S. dollars ($____.00)per metric ton of castor bean seeds harvested from the land described in this agreement.

Exhibit 10.1

Earth Gen Biofuel ______ Hectare Lease Agreement

4.2 At the conclusion of each operating year, if all productions were delivered on time and without incidents, Earth Gen shall then pay a bonus of five percent (5%) of the total yearly volume if the production of Castor Seeds delivered to Earth Gen’s facilities equals 4 metric tons per hectare.

V. DUTIES AND OBLIGATIONS OF LEASEE AND THE LEASOR

5.1 Leaser agrees that all castor bean grown and harvested on this land are the property of Erath Gen Biofuel.

VI. INDEMNIFICATION OF THE PARTIES TO THIS AGREEMENT

The parties to this Agreement shall have no liability to the other for any loss suffered which arises out of any action or inaction of the cultivation if, in good faith, it is determined that such course of conduct was in the best interests of the Castor Bean Farm Cooperative and such course of conduct did not constitute negligence or misconduct. The parties to this Agreement shall each be indemnified by the other against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with this operation of the Castor Bean Farm Cooperative.

Dispute resolution:

Both parties agreed to resolve any dispute which may be occurred during operation in a peaceful mean prior to involved authorities.

VII. Termination:

The obligations of the Parties to this Castor bean Farm Cooperative Agreement shall be terminated upon the happening of any of the following events:

(a)	Bankruptcy or insolvency of either party
(b)	Loss of legal status due to any illegal performance or incompetent of services
(c)	Default in the performance of this agreement or materially breach any of its provisions.
(d)	Mutual agreement of the parties.

VIII. MISCELLANEOUS PROVISIONS

8.1 Books and Records. Earth Gen shall keep adequate books and records, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the business of the farm and make it available for periodically review by the other party.

8.2 Enforceability. In the event that any provision of this Agreement shall be held to be invalid or illegal, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

8.3 Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions or warranties among the parties, explicit or implied, other than those set forth herein provided for.

Exhibit 10.1

Earth Gen Biofuel ______ Hectare Lease Agreement

8.4 Headings. The headings, titles and subtitles used in this Agreement are for the purposes of reference only, and shall not control or affect the meaning or construction of any provision hereof.

8.5 Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when dispatched by one of the following methods:

(a) By prepaid, certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.

(b) By electronic mail (email) to all parties to this agreement with a valid email address subsequently provided, and known, or reasonably believed to be valid at the time of transmission.

(c) By courier to the other party, with valid signed acknowledgment.

8.6 Applicable Law and Venue. This Agreement shall be construed and enforced under the laws of the State of California, U.S.A. and under the Laws of Lao People's Democratic Republic as chosen unilaterally by Earth Gen.

8.7 Other Instruments. The parties hereto agree that they will execute each such other and further instruments and documents as are or may become reasonably necessary or convenient to carry out the purposes of this Agreement. And this instrument then shall form a part of this total agreement by this reference.

As the owner of the property that is the subject of this Agreement and by my signature I represent to Earth Gen Biofuel that I have the power and authority to enter into this agreement and that I own and control the use of the land described in this agreement and have the right and all approvals that may be required to grant this Lease under the terms of this Agreement to grow Castor Beans on the Land.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

(SIGNATURES PAGE FOLLOWS ON NEXT PAGE)

Exhibit 10.1

Earth Gen Biofuel ______ Hectare Lease Agreement

Signed by:
Earth Gen Biofuel Inc.

Earth Gen Biofuel Inc., by its President George Shen
Mailing Address in the USA:
Office Address in Laos:
Email Address:
Office Telephones:
Other Telephones:

Land Owner:

Address for Mail:
Mailing Address in the USA:
Office Address in Laos:
Email Address:
Office Telephones:
Other Telephones:

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